Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Richard H. Fleming, D. Rick Lowes and Ellis A. Regenbogen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 (or such other appropriate form ) and any or all amendments thereto relating to the offer and sale by the USG Corporation of an indeterminate principal amount or number of debt securities, common stock, preferred stock, either separately or represented by depositary shares, warrants, subscription rights and purchase contracts, as well as units that include any of these securities or securities of other entities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
     This power of attorney has been signed as of the 21st day of July, 2010 by the following persons:

/s/ William C. Foote	/s/ Richard P. Lavin

William C. Foote,	Richard P. Lavin,
Chairman and Chief Executive Officer	Director

/s/ Jose Armario	/s/ Steven F. Leer

Jose Armario,	Steven F. Leer,
Director	Director

/s/ Robert L. Barnett	/s/ Marvin E. Lesser

Robert L. Barnett,	Marvin E. Lesser,
Director	Director

/s/ Lawrence M. Crutcher	/s/ James S. Metcalf

Lawrence M. Crutcher,	James S. Metcalf,
Director	Director

/s/ W. Douglas Ford	/s/ Judith A. Sprieser

W. Douglas Ford,	Judith A. Sprieser,
Director	Director

/s/ William H. Hernandez
William H. Hernandez,
Director